EXHIBIT 99.1
                                                                    ------------

CONTACT: Tim Gallagher                                     FOR IMMEDIATE RELEASE
                                                           ---------------------


           CARNIVAL CORPORATION REPORTS RECORD THIRD QUARTER EARNINGS

         MIAMI (9/20/01) -- Carnival Corporation (NYSE:CCL) reported record net income of $495.0 million ($0.84 Diluted EPS) on revenues of $1.49 billion for its third quarter ended August 31, 2001, compared to net income of $396.2 million ($0.67 Diluted EPS) on revenues of $1.23 billion for the same quarter in 2000.

         Net income for the nine months ended August 31, 2001, was $809.9 million ($1.38 Diluted EPS) on revenues of $3.58 billion, compared to net income of $771.7 million ($1.27 Diluted EPS) on revenues of $2.93 billion for the same period in 2000.

         The 25 percent increase in the company's third quarter 2001 net income was primarily the result of a 14.5 percent, or $57 million, increase in net income from the company's existing cruise operations, and a $42 million increase in the company's net income from its Costa Cruises subsidiary. The increase in earnings from Costa's operations primarily resulted from the consolidation of Costa and a change in the timing of reporting Costa's operations from a two month lag to the current monthly period, both of which commenced at the beginning of 2001, and an improvement in Costa's operating results.

         Excluding Costa, the increase in third quarter net income was driven primarily by a 10.2 percent increase in capacity, and a reduction in cost per available berth day. Net revenue yields (revenue per available berth day) were down 1.4 percent for the quarter. The improvement in results from the company's existing operations was particularly impressive at the company's Carnival Cruise Lines brand, which performed very well in spite of the slowdown in the U.S. economy.

         Third quarter 2001 net income also included the previously reported gain of approximately $100 million from the sale of the company's minority interest in Airtours, a European tour operator. In addition, the third quarter 2001 included a loss of approximately $101 million related to the write-down and sale of certain assets primarily associated with the company's Cunard and Seabourn luxury brands. These two one-time events effectively offset each other.

                                    - more -

Carnival's 2001 Third Quarter Earnings - 2

         Commenting on last week's horrific events, Carnival Corporation Chairman and CEO Micky Arison said, "We are deeply saddened and shocked by the terrorist actions of last week, and our thoughts and prayers are with the people in New York and Washington, D.C., and the families and loved ones of those who have been lost, as well as those injured. These events will undoubtedly have a negative effect on our business in the short-term. However, at this point, it is too early for us to measure what the impact will be." Prior to these events, the company's expectations for the fourth quarter of 2001 remained in line with its guidance provided earlier in the year.

         Arison noted that the company believes that the fundamental long-term drivers of its growth will remain intact. "In addition, the company's strong operating margins and balance sheet, including approximately $1.2 billion in cash and short-term investments and relatively low debt levels, should place the company in a strong position during this period of uncertainty," he said.

         Carnival has scheduled a conference call with analysts at 11 a.m. today to discuss its third quarter earnings. This call can be listened to, either live or on a delayed basis for one week after the call, at the company's Web site at WWW.CARNIVALCORP.COM.

         Carnival Corporation is comprised of Carnival Cruise Lines, the world's largest cruise line based on passengers carried, Holland America Line, Costa Cruises, Cunard Line, Seabourn Cruise Line and Windstar Cruises. Carnival Corporation's various brands operate 43 ships in the Caribbean, Alaska, Europe, Mexican Riviera, South America and other worldwide destinations.

         Additional information can be obtained via Carnival Corporation's Web site at WWW.CARNIVALCORP.COM.


                     **************************************

NOTE: Statements in this press release relating to matters that are not historical facts are forward-looking statements. All forward-looking statements, including those which may impact the forecasting of Carnival Corporation's net revenue yields, involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performances or achievements of Carnival Corporation to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions; increases in cruise industry capacity and competition; the ability of the company to implement its shipbuilding program and to continue to expand its business outside the North American market; consumer demand for cruise travel; the effects on consumer demand of armed conflicts, political instability, the availability of air service, adverse media publicity and terrorism; incidents involving cruise ships; impact of pending or threatened litigation; changes in tax and other laws and regulations affecting Carnival and other factors which are described in further detail in Carnival's filings with the Securities and Exchange Commission.

                              CARNIVAL CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                        THREE MONTHS ENDED                         NINE MONTHS ENDED
                                                           AUGUST 31,                                   AUGUST 31,
                                                           ----------                                   ----------
                                                    2001              2000                       2001              2000
                                                    ----              ----                       ----              ----
                                             (in thousands, except earnings per share)    (in thousands, except earnings per share)

REVENUES                                      $  1,489,918        $  1,228,211              $  3,576,649       $  2,928,216
                                              ------------        ------------              ------------       ------------
COSTS AND EXPENSES:
    Operating expenses                             719,378             614,724                 1,920,832          1,577,285
    Selling and administrative                     146,797             119,329                   457,252            361,035
    Depreciation and amortization                   97,008              75,248                   280,958            211,140
    Impairment loss                                101,389                  --                   101,389                 --
                                              ------------        ------------              ------------       ------------
                                                 1,064,572             809,301                 2,760,431          2,149,460
                                              ------------        ------------              ------------       ------------

OPERATING INCOME BEFORE INCOME (LOSS) FROM
     AFFILIATED OPERATIONS                         425,346 (1)         418,910                   816,218            778,756

INCOME (LOSS) FROM AFFILIATED OPERATIONS, NET           --               1,548                   (44,024)            (4,361)
                                              ------------        ------------              ------------       ------------

OPERATING INCOME                                   425,346 (1)         420,458                   772,194            774,395

NONOPERATING INCOME (EXPENSE):
     Interest income                                12,972               2,592                    22,750             14,051
     Interest expense, net of capitalized
        interest                                   (30,100)             (9,738)                  (92,210)           (25,198)
     Other income (expense), net                    93,133 (2)          (6,005)                  105,459             12,241 (3)
     Income tax (expense) benefit                   (6,376)            (11,117)                    1,695             (3,826)
                                              ------------        ------------              ------------       ------------
                                                    69,629             (24,268)                   37,694             (2,732)
                                              ------------        ------------              ------------       ------------

NET INCOME                                    $    494,975        $    396,190              $    809,888       $    771,663
                                              ============        ============              ============       ============

EARNINGS PER SHARE:
    Basic                                     $       0.84        $       0.67              $       1.39       $       1.28
                                              ============        ============              ============       ============
    Diluted                                   $       0.84        $       0.67              $       1.38       $       1.27
                                              ============        ============              ============       ============

WEIGHTED AVERAGE SHARES OUTSTANDING-BASIC          586,078             591,032                   584,698            604,692
WEIGHTED AVERAGE SHARES OUTSTANDING-DILUTED        587,510             592,553                   586,744            607,038

(1) EXCLUDING THE $101 MILLION IMPAIRMENT LOSS, OPERATING INCOME WOULD BE $527 MILLION FOR THE THREE MONTHS ENDED AUGUST 31, 2001.
(2) OTHER INCOME, NET FOR THE THREE MONTHS ENDED AUGUST 31, 2001, INCLUDED A GAIN OF APPROXIMATELY $100 MILLION FROM THE SALE OF THE COMPANY'S MINORITY INTEREST IN AIRTOURS, NET OF A CHARGE OF $7 MILLION FOR LITIGATION EXPENSES.
(3) OTHER INCOME, NET FOR THE NINE MONTHS ENDED AUGUST 31, 2000, INCLUDED $15 MILLION OF NET COMPENSATION RECEIVED FROM THE SHIPYARD RELATED TO THE DELAYED DELIVERY OF THE ZAANDAM.


NOTE: COMMENCING IN FISCAL 2001, THE COMPANY'S STATEMENTS OF OPERATIONS INCLUDED THE CONSOLIDATION OF COSTA'S RESULTS OF OPERATIONS. IN FISCAL 2000, THE COMPANY'S 50 PERCENT INTEREST IN COSTA WAS INCLUDED IN AFFILIATED OPERATIONS.

                              CARNIVAL CORPORATION
                  SELECTED STATISTICAL AND SEGMENT INFORMATION


                                                        THREE MONTHS ENDED                         NINE MONTHS ENDED
                                                           AUGUST 31,                                   AUGUST 31,
                                                           ----------                                   ----------
                                                    2001              2000                       2001                 2000
                                                    ----              ----                       ----                 ----
                                                         (in thousands)                               (in thousands)

STATISTICAL INFORMATION:
    Passengers carried                                 994                 786                     2,596                  1,995
    Available lower berth days                       5,405               4,104                    15,500                 11,808
    Occupancy percentage                             113.0%              112.4%                    107.0%                 106.1%

SEGMENT INFORMATION:
    Revenues:
        Cruise                                $  1,357,606         $ 1,083,380              $  3,412,197           $  2,746,515
        Tour                                       173,600             192,251                   212,358                237,019
        Intersegment                               (41,288)            (47,420)                  (47,906)               (55,318)
                                              ------------        ------------              ------------           ------------
                                              $  1,489,918        $  1,228,211              $  3,576,649           $  2,928,216
                                              ============        ============              ============           ============

    Operating expenses:
        Cruise                                $    627,528        $    518,268              $  1,797,491           $  1,444,876
        Tour                                       133,138             143,876                   171,247                187,727
        Intersegment                               (41,288)            (47,420)                  (47,906)               (55,318)
                                              ------------        ------------              ------------           ------------
                                              $    719,378        $    614,724              $  1,920,832           $  1,577,285
                                              ============        ============              ============           ============

   Operating income (loss):
       Cruise, excluding impairment loss      $    504,598        $    389,767              $    920,190           $    774,598
       Cruise - impairment loss                   (101,389)                 --                  (101,389)                    --
       Tour                                         24,847              32,577                     6,686                 14,631
       Affiliated Operations                            --               1,548                   (44,024)                (4,361)
       Corporate                                    (2,710)             (3,434)                   (9,269)               (10,473)
                                              ------------        ------------              ------------           ------------
                                              $    425,346        $    420,458              $    772,194           $    774,395
                                              ============        ============              ============           ============


NOTE: COMMENCING IN FISCAL 2001, THE COMPANY'S STATEMENTS OF OPERATIONS AND SELECTED STATISTICAL INFORMATION INCLUDED THE CONSOLIDATION OF COSTA'S RESULTS OF OPERATIONS. IN FISCAL 2000, COSTA'S RESULTS OF OPERATIONS WERE INCLUDED IN AFFILIATED OPERATIONS AND WERE NOT INCLUDED IN THE 2000 STATISTICAL INFORMATION.


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